                               INSWEB CORPORATION
                              FOR IMMEDIATE RELEASE

MEDIA RELATIONS CONTACT:
Greg Jones
InsWeb Corporation
650-817-0213
gjones@insweb.com

INVESTOR RELATIONS CONTACT:
Alex Wellins, Jennifer Jarman
the blueshirt group
415-217-7722
Jennifer@blueshirtgroup.com


                INSWEB CORPORATION REPORTS FIRST QUARTER RESULTS

- FIRST QUARTER REVENUES INCREASE 160% TO $8.6 MILLION; A NET LOSS OF $0.37 PER SHARE IS SLIGHTLY BETTER THAN FIRST CALL'S CONSENSUS ESTIMATES

-        LOWER REVENUES ARE EXPECTED DUE TO A CARRIER'S NON-RENEWAL

- THE COMPANY PLANS TO REDUCE WORKFORCE AND IMPLEMENT OTHER COST-REDUCTION MEASURES

REDWOOD CITY, Calif., April 18, 2000 - InsWeb Corporation (Nasdaq: INSW), a leading provider of online insurance services, today reported financial results for the first quarter ended March 31, 2000. Revenues for the first quarter totaled $8.6 million, an increase of 160% from revenues of $3.3 million in first quarter 1999, and a sequential increase of 34% over revenues of $6.4 million in fourth quarter 1999. InsWeb reported a net loss for the first quarter of $13.1 million, or $0.37 per share, slightly better than First Call's consensus estimates. This compares to a net loss of $6.0 million, or $0.24 per pro forma share, for the first quarter of the prior year.

         During first quarter 2000, more than 772,000 shopping sessions were completed at InsWeb, a 170% increase over the more than 286,000 shopping sessions completed in first quarter 1999, and a sequential increase of 27% over the more than 610,000 shopping sessions completed in fourth quarter 1999. InsWeb recorded more than 3.9 million unique user sessions during the first quarter, an increase of 225% over the approximately 1.2 million unique user sessions recorded in the prior year quarter, and a sequential increase of 44% over the
2.7 million unique user sessions in fourth quarter 1999.

         In the coming months, however, InsWeb said it expects a material decline in revenues. State Farm Insurance, which currently accounts for approximately 30% of all InsWeb revenues and is the Company's largest customer, informed InsWeb last Friday, April 14, that it would not renew its participation agreement with the Company. Effective May 1, State Farm will no longer participate in InsWeb's marketplaces for auto, term life, homeowners, condominium and renters insurance.

         With State Farm's non-renewal, auto insurance coverage will no longer be available to consumers in South Carolina and Vermont, and homeowners and renters insurance will be available in fewer states. Term life offerings should not be affected in any state.

         "We believe that State Farm's non-renewal will materially reduce our revenues for fiscal year 2000, which have grown significantly to this point," said Hussein Enan, Chief Executive Officer of InsWeb. "Our preliminary estimate is that revenues for the second quarter of this year will be approximately $5 million. However, with more than $75 million in cash and short-term investments on hand, we are confident that we will not require additional cash in the short term. We are committed to managing our expenses efficiently. Effective immediately, we are reducing our workforce by about 10%. We also intend to reduce our sales and marketing expenses to align with revenue expectations, while retaining our focus on the core business and aggressively pursuing key initiatives that leverage our technology platform.

         "We will work hard to replace the loss of State Farm with revenues from other carriers. Naturally, we were surprised and disappointed to learn of State Farm's decision. In speaking with State Farm representatives, we believe their reasons for not renewing their contract with InsWeb were specific to their own distribution model, and, in our view, do not jeopardize the viability of our online marketplace concept."

         In other recent business developments:

- In March, InsWeb unveiled new technology that enables online consumers to buy, bind, and print proof of auto coverage. The Company initially launched this service in California, and expects to roll out the new feature in other states later this year.

- InsWeb continued to expand its agency operations. The Company is now closing business on behalf of seven auto insurers in several western states.

- InsWeb recently integrated with three AOL-owned properties - Netscape Netcenter, CompuServe and Digital City - as well as with Money.com and Capital One. The Company now has more than 180 online marketing and distribution partners, including other notable companies such as Yahoo!, MSN, Snap and E*TRADE.

- Earlier this month, InsWeb and joint venture partner SOFTBANK Finance Corp. launched online marketplace InsWeb Japan K.K. (www.insweb.co.jp) with five leading auto insurers in the world's second-largest insurance market. InsWeb-branded Internet sites currently operate in the U.S. and Japan, markets which together account for 56% of all personal and commercial premiums worldwide.

- The Company added four carriers to its auto and homeowners marketplaces in the first quarter.

- Also in the first quarter, InsWeb expanded its customer service program, enabling consumers to access live, 24x7 support via online chat, e-mail and toll-free telephone.

                                  About InsWeb

         InsWeb (www.insweb.com) enables online consumers to compare free, multiple quotes sponsored by more than 50 of the nation's leading insurers. Featuring auto, motorcycle, term life, health, homeowners, renters, condo and pet insurance, InsWeb also provides live, 24x7 customer service, interactive tools and research capabilities, and is accessible from more than 180 leading sites, including Yahoo!, MSN, Snap.com, LookSmart, Netscape Netcenter and E*TRADE. InsWeb's brand and technical platform supports InsWeb Japan K.K., a joint venture co-founded with SOFTBANK Finance Corp. InsWeb is headquartered in Redwood City, Calif.

                                      # # #

         This news release contains forward-looking statements reflecting management's current forecast of certain aspects of the Company's future. It is based on current information, which we have assessed, but which by its nature is dynamic and subject to rapid and even abrupt changes. Forward-looking statements include statements regarding: projected future revenues; optimism about the results of certain strategic and consumer initiatives; product and technological implementations; and projected expenditures and growth. The Company's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company's business, which include, but are not limited to: variations in consumer demand or acceptance; the willingness of insurance companies to offer their products over the Internet; further changes in the Company's relationships with existing insurance companies and/or strategic partners; the Company's ability to attract and integrate new insurance companies and strategic partners; implementation of competing Internet strategies by existing and potential insurance Company participants; implementation and acceptance of new product or service offerings, such as binding online, policy fulfillment and other agency based services; implementation and acceptance of new initiatives in the U.S. and abroad, such as InsWeb Japan; insurance industry regulation; competition in all aspects of the Company's business; fluctuations in operating results; or other unforeseen factors. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's filings with the Securities and Exchange Commission.

"INSWEB" is a registered service mark of InsWeb Corporation. All marks above are those of InsWeb Corporation, except for those of insurance carriers, brokers, agents, industry organizations, financial institutions, online partners, service providers, other mentioned companies and educational institutions, which are the marks of their respective entities.

                       InsWeb Corporation and Subsidiaries
                 Condensed Consolidated Statements of Operations
                   (In thousands except for per share amounts)


                                                              For the Three Months
                                                                 Ended March 31,
                                                                 ---------------
                                                           2000                    1999
                                                           ----                    ----
                                                                    (unaudited)
Revenues:
    Transaction fees                                $        7,090      $         2,868
    Development and maintenance fees                         1,518                  443
    Other revenues                                               9                    -
                                                  --------------------  ---------------------
                      Total revenues                         8,617                3,311
Operating expenses:
    Product development                                      2,780                1,551
    Sales and marketing                                     14,303                3,849
    General and administrative                               4,809                2,392
    Amortization of intangibles                                782                  782
    Amortization of stock-based compensation                   347                  290
                                                   -------------------  --------------------
                     Total operating expenses               23,021                8,864

                     Operating loss                        (14,404)              (5,553)

Other income                                                    50                   -

Interest income (expense), net                               1,277                 (468)
                                                   -------------------  --------------------
    Net loss                                        $      (13,077)     $        (6,021)
                                                   -------------------  --------------------

Loss per share - basic and diluted                           (0.37)               (0.38)
Shares                                                      34,912               15,976

Loss per share- proforma                                     (0.37)               (0.24)
Shares - Proforma                                           34,912               25,456

Note: Proforma shares for periods prior to the Company's initial public offering in July 1999 assume conversion of the then outstanding preferred shares.

                       InsWeb Corporation and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (In thousands)


                                                              March 31,            December 31,
                                                                 2000                  1999
                                                             (Unaudited)
ASSETS
Current assets:
     Cash and cash equivalents                            $       37,588       $        25,689
     Short-term investments                                       38,669                64,063
                                                         --------------------- ----------------------
             Total cash and short-term investments                76,257                89,752

     Accounts receivable                                           4,697                 4,268
     Prepaid expenses and other current assets                     6,708                 2,974
                                                         --------------------- ----------------------
                              Total current assets                87,662                96,994
     Property and equipment, net                                   8,981                 7,357
     Investment in joint venture                                   1,482                 1,450
     Intangible assets, net                                        4,786                 5,568
     Long term investments                                         4,982                 4,978
     Deposits                                                      1,959                 1,934
                                                         --------------------- ----------------------
                              Total assets                $      109,852       $       118,281
                                                         ===================== ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                     $       1,544        $           289
     Accrued expenses                                             5,871                  5,160
     Deferred revenue                                               309                    183
                                                         --------------------- ----------------------
                              Total current liabilities           7,724                  5,632
     Note payable to strategic partner                            1,460                  1,464
                                                         --------------------- ----------------------
                              Total liabilities                   9,184                  7,096


Total stockholders' equity                                      100,668                111,185

                                                         --------------------- ----------------------
     Total liabilities and stockholders' equity           $     109,852        $       118,281
                                                         ===================== ======================